UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2010
NiSource Inc.

(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 22, 2010, the Board of Directors (the “Board”) of NiSource Inc. (the “Company”) adopted Amended and Restated By-Laws (the “Amended By-Laws”). The only change resulting from the Amended By-Laws relates to calling a special meeting of the Board. Under the Amended By-Laws, a special meeting of the Board may be called by the Chief Executive Officer of the Company or the Chairman of the Board or, if both are incapacitated or unable to call such meetings, by any member of the Board upon at least 24 hours notice given by facsimile, electronic mail, telegram, telephone, letter or personal delivery. Previously, the Company’s By-laws required five days notice of such special meetings. The Amended By-Laws became effective immediately upon their adoption by the Board.
The foregoing description is qualified in its entirety by reference to the Amended and Restated By-Laws, effective as of January 22, 2010, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated By-Laws of NiSource Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc. (Registrant)
Date: January 28, 2010	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Assistant Corporate Secretary